UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2023

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, as previously disclosed in a Current Report on Form 8-K, the Board of Directors (“Board”) of Jabil Inc. (“Jabil”), announced the appointment of Mr. Kenneth Wilson to succeed Mr. Mark Mondello as Chief Executive Officer, effective May 1, 2023.

On April 20, 2023, the Board of Jabil increased the size of the Board from eight to nine directors and also appointed Mr. Wilson to the Board, effective May 1, 2023 and continuing until the next annual meeting of shareholders or until his successor is duly elected and qualified.

Mr. Wilson, age 58, previously served as Executive Vice President and Chief Executive Officer of Jabil’s Green Point division from September 2017. He first joined Jabil in 2000 and has held various leadership roles, including Senior Vice President of global business units, and running businesses such as consumer electronics and telecommunications.

Mr. Wilson has two sons who are employed by Jabil. Jordan Wilson is a Business Unit Manager whose base compensation for fiscal year 2023 will be approximately $136,000. Adam Wilson is a Business Unit Coordinator whose base compensation for fiscal year 2023 will be $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

April 26, 2023	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Corporate Secretary and Deputy General Counsel